EXHIBIT 99.1

Contacts:	Nick Venuto	Kelly Gann
	Chief Financial Officer	Marketing Communications
	Nanogen, Inc. 858-410-4600	Nanogen, Inc. 858-410-4667 kgann@nanogen.com

NANOGEN ANNOUNCES COMBINATION WITH THE ELITECH GROUP

•	Combination creates a global in vitro diagnostics company with brand identity and a strong financial profile
•	Initial full year expectations for over $150 million in revenue, strong EBITDA and positive cash flow
•	Transaction expected to be substantially accretive to Nanogen 2009 earnings per share

SAN DIEGO, CA, and PARIS, FRANCE August 14, 2008 — Nanogen, Inc. (NASDAQ: NGEN), developer of molecular and rapid in vitro diagnostic products, and The Elitech Group, a private French diagnostics company, announced a definitive agreement to combine the two companies. The combination will create a global provider of products to the molecular, point-of-care, clinical chemistry and microbiology diagnostics markets with expected first year revenues of more than $150 million and positive EBITDA. The transaction combines Nanogen’s technology leadership in molecular and point-of-care diagnostics with the strong revenue and profit base stemming from The Elitech Group’s global manufacturing, sales and distribution of IVD products for the clinical chemistry and microbiology markets. The board of directors of both companies unanimously approved the agreement to combine the two companies.

The combination is structured as a tax free stock for stock exchange of shares of Nanogen common stock for all of the Elitech capital stock and is a reverse acquisition of Nanogen by The Elitech Group. The combination is expected to create a transatlantic company that will continue to be listed on NASDAQ. The name of the combined company has not yet been determined.

“The combination with Elitech will accelerate the transition of Nanogen into a global, profitable diagnostics company with the critical mass needed to bring our leading molecular and point-of-care technologies to customers worldwide,” said Howard Birndorf, Nanogen’s chairman and CEO. “I believe the resulting combination will create value for our shareholders, customers and employees.”

“This is a true example of synergy between two companies in the in vitro diagnostics industry,” commented Pierre Debiais, President of Elitech. “We are delighted to be able to combine Nanogen’s technology strength with our market reach in the international marketplace and collectively deliver the critical mass required to address the US diagnostic market.”

Elitech shareholders are expected to receive shares of Nanogen common stock that have a value of €66.5 million. Under the terms of the share exchange agreement, the number of Nanogen common shares issued to Elitech shareholders is subject to a “collar”, which among other things, provides that Elitech shareholders will receive a minimum of 58.7% and a maximum of 68.7% of the total pro forma fully diluted shares outstanding upon completion of the merger subject to other limitations.

In conjunction with the share exchange agreements, Nanogen has also entered into interim funding agreements with Elitech and certain existing Nanogen investors pursuant to which they will loan Nanogen $8 million to fund Nanogen’s operations during the period between signing and closing of the combination. Nanogen will issue to these lenders senior secured convertible promissory notes that are convertible into shares of Nanogen common stock at the closing bid price of the Nanogen common stock immediately preceding the signing of the interim funding agreements. In connection with the interim funding agreements, Nanogen and existing investors also restructured Nanogen’s existing convertible notes.

For further information regarding the share exchange agreement, including the “collar” for the share exchange and the interim funding and the restructuring of the existing convertible notes, interested parties should refer to the Form 8-K filed by Nanogen on or about this date.

Board of Directors and Management

The combined company will be headquartered in San Diego under the leadership of Pierre Debiais as CEO. Michael Saunders, currently group vice president of marketing and business development for The Elitech Group will become COO, with a focus on European business and global commercial operations. David Ludvigson, currently president and COO for Nanogen, will become COO, with a focus on the United States business and global business and finance. Nick Venuto, currently vice president, CFO of Nanogen, will serve in the same capacity for the combined entity.

It is contemplated that the new board of directors will have a majority of Board members from or nominated by Elitech, including Mr. Debiais. Howard Birndorf, currently Chairman and CEO of Nanogen is expected to serve as Chairman of the combined entity.

Financial Considerations

The combined company will be a global provider of products in the molecular, point-of-care, clinical chemistry and microbiology diagnostics market. The combined company will benefit from cost synergies and enhanced opportunities for revenue growth and increased profitability. The pro forma combined business is currently growing at more than 20% annually and in calendar year 2009 is expected to generate total revenues of more than $150 million, have an EBITDA margin of approximately 10% of revenue and be cash flow positive. The merged company’s EBITDA and profitability will also benefit from significant operational synergies including cost reductions in sales, marketing, manufacturing and development as well as gross margin improvements through optimization of distribution channels and enhanced opportunities for revenue growth. Nanogen expects the combination to be substantially accretive to calendar year 2009 GAAP earnings per share, excluding one-time, transaction related adjustments and costs.

Approvals and Time to Close

The share exchange agreement is subject to approval by Nanogen’s stockholders as well as customary closing conditions and regulatory approvals. The transaction is expected to close by the end first quarter of 2009.

Advisors

Cowen and Company, LLC is serving as financial advisor to Nanogen and Morgan, Lewis & Bockius LLP as legal counsel.

BNP served as financial advisor to the Elitech Group and Jackson Walker LLP as legal counsel.

Conference Call

Nanogen will hold a conference call and webcast today at 4:30 PM Eastern Time to discuss this transaction. Interested parties are invited to join this conference by dialing 866.362.5158 in the U.S. and 617.597.5397 outside the U.S., and entering the code 66510183, or by going to Nanogen’s website at www.nanogen.com and clicking on Investor Relations. A replay of the conference call will be available for two weeks by dialing 888-286-8010 in the U.S. and 617-801-6888 outside the U.S., and entering the code 72452328.

About Nanogen, Inc.

Nanogen provides innovative, high quality diagnostic products to clinicians, physicians and researchers worldwide, making it easier to predict, diagnose and, ultimately, help treat disease in a timely fashion. The company’s products include molecular diagnostic kits and reagents and kits for rapid, point-of-care diagnostic tests. Nanogen has pioneered research in areas involving nanotechnology, biomarkers, and molecular biology to bring better results to diagnostics and healthcare. For additional information please visit Nanogen’s website at www.nanogen.com.

About The Elitech Group

The Elitech Group (www.Elitechgroup.com) is a high growth, profitable in vitro diagnostic company with global sales and distribution capabilities in over 100 countries. The company is the largest independent distributor of in vitro diagnostic products in France. Elitech operates globally, leveraging products from its own biochemistry and microbiology equipment and reagents manufacturing facilities as well as third party products. In May 2007 Elitech acquired Wescor Inc, Utah USA (www.wescor.com) to broaden its biomedical products platform and to provide a base for business expansion in the USA. In October 2007 Elitech acquired Vital Scientific in the Netherlands to allow the company to offer a complete biochemistry offering. Elitech offers clinical chemistry, microbiology, immunology and electrophoresis products and sells via distributors and through its subsidiaries in the USA and several European countries. The share exchange agreement contemplates that combined operations will include all of Elitech’s operations except for the sales subsidiary in France, which is subject to an exclusive two year right for the combined company to purchase the operation for €3.5 million. In the interim, Elitech France will distribute products from the combined entity. The Elitech Group, excluding its French sales subsidiary, has approximately 260 employees and has had double-digit revenue growth in its core business over the last three of four years. For the fiscal year ended March 31, 2008, The Elitech Group had (Unaudited) revenue of approximately €47.5 million and over 40% gross margins, and was operating cash flow positive.

Elitech’s website is www.elitechgroup.com.

Nanogen Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These forward-looking statements include, but are not limited to, statements about the potential benefits of the proposed combination, the ability of the combined company to achieve profitability, the expected revenue and cash flow improvement, and the ability to reduce cost in the operation of the combined company. All forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include: the risk that the transaction is not consummated or is not consummated within the expected timeframe; the risk that Nanogen may require additional financing prior to the closing of the transaction; the risk that the expected benefits of the proposed combination are not realized; the risk that disruption from the transaction may make it more difficult to maintain relationships with customers, employees, partners or suppliers; the risk that future products and services may not be successful or achieve broad market acceptance; and the risk that Nanogen and Elitech will not be able to successfully integrate market opportunities, technology, personnel and operations and achieve planned synergies; and other risks and uncertainties discussed under the caption “Factors That May Affect Results” and “Risk Factors” and elsewhere in Nanogen’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements.

Additional Information

The proposed combination will be submitted to the stockholders of Nanogen for their consideration, and Nanogen will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed combination when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Nanogen, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at Nanogen’s website (http://www.nanogen.com). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to: Investor Relations at 858-410-4600 or via email to: info@nanogen.com

Nanogen, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Nanogen in connection with the proposed merger. Information about the directors and executive officers of Nanogen and their ownership of Nanogen common stock is set forth in the proxy statement, dated May 13, 2008, for Nanogen’s annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants and other persons who may be deemed participants in the combination may be obtained by reading the proxy statement /prospectus regarding the proposed combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

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